Exhibit 10.1

CONTRIBUTION AGREEMENT

by and among

THE MEMBERS OF IMPERIAL CAPITAL GROUP, LLC

and

ICGI HOLDINGS, LLC

Dated as of [—], 2010

i

CONTRIBUTION AGREEMENT

This CONTRIBUTION AGREEMENT (this “Agreement”), dated as of [—], 2010, by and among the members of Imperial Capital Group, LLC listed on the signature page hereto (each a “ICG LLC Member” and collectively the “ICG LLC Members”) and ICGI Holdings, LLC, a Delaware limited liability company (“ICGI Holdings” and together with the ICG LLC Members, the “Parties” and each a “Party”).

RECITALS

WHEREAS, Imperial Capital Group, Inc., a Delaware corporation (“ICGI”), intends to consummate an initial public offering (the “IPO”) of shares of its Class A common stock, par value $0.01 per share (the “Common Stock”);

WHEREAS, in connection with the IPO, each member of Imperial Capital Group, LLC desires to contribute all of its membership interests of Imperial Capital Group, LLC (“ICG LLC Membership Units”) to ICGI Holdings in exchange for ICGI Holdings membership interests as further described in Article III of this Agreement, which exchange constitutes a transaction for valuable consideration;

WHEREAS, in connection with the IPO, upon completion of the Initial Contribution (as defined below), ICGI Holdings will convert Imperial Capital Group, LLC into a Delaware limited partnership and convert the ICG LLC Membership Units into limited partnership interests (“LP Units”) of Imperial Capital Group, L.P. (“ICG LP”) as further described in Section 3.2 of this Agreement (the “Conversion”); and

WHEREAS, it is intended that ICGI, ICGI Holdings and Imperial Capital Group, LLC enter into an Exchange Agreement dated as of [—], 2010 (the “Exchange Agreement”) pursuant to which certain of the LP Units of ICG LP held by ICGI Holdings as a result of the Contributions and the Conversion will be sold by ICGI Holdings to ICGI in exchange for cash and the right to future payments pursuant to the Tax Receivable Agreement dated as of [—], 2010 by and between ICGI and ICGI Holdings.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Agreement” has the meaning assigned to such term in the preamble to this Agreement, and includes any amendments or modifications to this Agreement after the date hereof.

“Business Day” means any calendar day that is not a Saturday, Sunday or other calendar day on which banks are required or authorized to be closed in the City of New York.

“Common Stock” has the meaning assigned to such term in the recitals.

“Contributions” means the Initial Contribution together with the Secondary Contribution.

“Conversion” has the meaning assigned to such term in the recitals.

“Exchange Agreement” has the meaning assigned to such term in the recitals.

“Governmental Authority” means any national, local or foreign (including U.S. federal, state or local) or supranational (including European Union) governmental, judicial, administrative or regulatory (including self-regulatory) agency, commission, department, board, bureau, entity or authority of competent jurisdiction.

“ICGH LLC” means Imperial Capital Group Holdings, LLC.

“ICGI” has the meaning assigned to such term in the recitals.

“ICGI Holdings” has the meaning assigned to such term in the preamble to this Agreement.

“ICGI Holdings Limited Liability Company Agreement” means the Limited Liability Company Agreement of ICGI Holdings dated as of [—], 2010, entered into by and among the signatories thereto, as same may be amended from time to time.

“ICGI Holdings Units” has the meaning assigned to the term “Common Units” in the ICGI Holdings Limited Liability Company Agreement.

“ICG LLC Limited Liability Company Agreement” means the Fourth Amended and Restated Limited Liability Company Agreement of Imperial Capital Group, LLC, dated as of March 20, 2009, as same may be amended from time to time.

“ICG LLC Member” or “ICG LLC Members” has the meaning assigned to such term in the preamble to this Agreement.

“ICG LLC Membership Units” has the meaning assigned to such term in the recitals.

“ICG LP” has the meaning assigned to such term in the recitals.

“Initial Contribution” has the meaning assigned to such term in Section 3.1.

“Initial ICG LP Contribution and Exchange” has the meaning assigned to such term in the Exchange Agreement.

“IPO” has the meaning assigned to such term in the recitals.

“IPO Closing Date” means the date of the closing of the IPO.

“IPO Pricing Time” means the time at which the Pricing Committee of ICGI’s board of directors approves the offering price of the Common Stock to be sold in the IPO.

“LP Units” has the meaning assigned to such term in the recitals.

“Party” or “Parties” has the meaning assigned to such term in the preamble to this Agreement.

“Proceeding” means a suit, action or proceeding relating to this Agreement.

“Registration Statement” means the registration statement on Form S-1 of ICGI under the Securities Act of 1933, relating to the Common Stock to be issued in the IPO, as amended or supplemented through the time such registration statement is declared effective by the U.S. Securities and Exchange Commission.

“Secondary Contribution” has the meaning assigned to such term in Section 3.3.

SECTION 1.2. General. Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time. When used herein:

(a) the word “or” is not exclusive;

(b) the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”;

(c) the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision;

(d) the word “person” means any individual, corporation, limited liability company, trust, joint venture, association, company, partnership or other legal entity or a Governmental Authority; and

(e) all section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex and schedule references not attributed to a particular document shall be references to such exhibits, annexes and schedules to this Agreement.

ARTICLE II

REPRESENTATION AND WARRANTIES

SECTION 2.1. Representations and Warranties of the ICG LLC Members.

(a) Each ICG LLC Member severally represents and warrants to ICGI Holdings, as of the date hereof and as of the effective time of the Initial Contribution, and ICGH LLC represents and warrants to ICGI Holdings, as of the effective time of the Secondary Contribution, that, except as specifically disclosed in writing to ICGI Holdings on or prior to the date hereof, (i) this Agreement constitutes the legal, valid and binding obligation of such ICG LLC Member, enforceable against such ICG LLC Member in accordance with its terms (subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles); (ii) neither the execution and delivery of this Agreement by such ICG LLC Member nor the consummation of the transactions contemplated herein conflicts with or results in a breach of any of the terms, conditions or provisions of any agreement or instrument to which such ICG LLC Member is a party or by which the material assets of such ICG LLC Member are bound, or constitutes a default under any of the foregoing, or violates any law or regulation; (iii) there are no actions, suits or proceedings pending, or, to the knowledge of such ICG LLC Member, threatened against or affecting such ICG LLC Member or such ICG LLC Member’s assets in any court or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality which, if adversely determined, would impair the ability of such ICG LLC Member to perform such ICG LLC Member’s obligations under this Agreement; (iv) the performance of this Agreement will not violate any order, writ, injunction, decree or demand of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality to which such ICG LLC Member is subject; and (v) no statement, representation or warranty made by such ICG LLC Member in this Agreement, nor any information provided by such ICG LLC Member for inclusion in the Registration Statement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements, representations or warranties contained herein or information provided therein not misleading; and

(b) Each ICG LLC Member severally represents and warrants to ICGI Holdings, as of the date hereof and as of the effective time of the Initial Contribution, except as specifically disclosed in writing to ICGI Holdings on or prior to the date hereof, that (i) such ICG LLC Member has good, valid and marketable title to such ICG LLC Member’s ICG LLC Membership Units to be contributed to ICGI Holdings pursuant to Article III hereof, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement and the ICG LLC Limited Liability Company Agreement, and (ii) the number of ICG LLC Membership Units set forth on such ICG LLC Member’s signature page hereto constitutes all of the ICG LLC Membership Units owned by such ICG LLC Member.

(c) ICGH LLC represents and warrants to ICGI Holdings, as of the effective time of the Secondary Contribution, that (i) ICGH LLC will have good, valid and marketable title to its ICG LP Units to be contributed to ICGI Holdings pursuant to Article III hereof, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement, and (ii) the number of ICG LP Units set forth on ICGH LLC’s signature page hereto constitutes all of the ICG LP Units owned by ICGH LLC immediately prior to the Secondary Contribution.

Each ICG LLC Member shall promptly notify ICGI Holdings of any breaches of any representations and warranties set forth in this Section 2.1.

SECTION 2.2. Representations and Warranties of ICGI Holdings.

(a) ICGI Holdings represents that it has the requisite limited liability company power and authority and has taken all actions necessary in order to execute, deliver and perform this Agreement and to consummate the transactions contemplated by this Agreement; and

(b) ICGI Holdings represents that this Agreement has been duly executed and delivered by it and constitutes a valid and binding agreement of it enforceable in accordance with the terms hereof (assuming the due execution and delivery hereof by the ICG LLC Members).

ARTICLE III

CONTRIBUTIONS

SECTION 3.1. Initial Contribution. Each of the ICG LLC Members hereby contributes to ICGI Holdings the number of ICG LLC Membership Units set forth on such ICG LLC Member’s signature page hereto in exchange for the number of ICGI Holdings Units set forth on such signature page (all such contributions, collectively the “Initial Contribution”), each such contribution to be effective immediately following the IPO Pricing Time, without any further action on the part of any of the ICG LLC Members; provided that the contribution by ICGH LLC of the number of ICG LLC Membership Units set forth on ICGH LLC’s signature page hereto across from the heading “ICG LLC Membership Units Excluded from Initial Contribution” shall not occur in the Initial Contribution but shall instead occur pursuant to Section 3.3 hereof. At the effective time of the Initial Contribution, ICGI Holdings shall reflect on its books and records the issuance to each ICG LLC Member of the number of ICGI Holdings Units set forth on such ICG LLC Member’s signature page hereto and admit such ICG LLC Member as an ICGI Holdings Member pursuant to the ICGI Holdings Limited Liability Company Agreement.

SECTION 3.2. Conversion to a Limited Partnership. On the first Business Day following the effective time of the Initial Contribution, ICGI Holdings and ICGH LLC shall take all actions necessary to convert ICG LLC into ICG LP, a Delaware limited partnership, and the holders of ICG LLC membership interests shall thereafter hold LP Units of ICG LP as the result of the Conversion, with ICGI Holdings being the initial general partner and ICGH LLC being the initial limited partner.

SECTION 3.3. Secondary Contribution. ICGH LLC hereby contributes to ICGI Holdings the number of Units of ICG LP set forth on ICGH LLC’s signature page hereto in exchange for the number of ICGI Holdings Units set forth under the heading “Secondary Contribution” on ICGH LLC’s signature page hereto (the “Secondary Contribution”), such contribution to be effective immediately following the Initial ICG LP Contribution and Exchange, without any further action on the part of ICGH LLC. At the effective time of the Secondary Contribution, ICGI Holdings shall reflect on its books and records the issuance to ICGH LLC of the number of ICGI Holdings Units set forth on ICGH LLC’s signature page hereto with respect to the Secondary Contribution.

ARTICLE IV

MISCELLANEOUS

SECTION 4.1. Entire Agreement. This Agreement shall constitute the entire agreement among the Parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

SECTION 4.2. Expenses. Except as expressly set forth in this Agreement, all third party fees, costs and expenses paid or incurred in connection with the transactions contemplated by this Agreement will be paid by the Party incurring such fees, costs or expenses.

SECTION 4.3. Notices. All notices, consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a Party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile with confirmation of transmission by the transmitting equipment; or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses and facsimile numbers and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number or person as a Party may designate by notice to the other Parties):

If to an ICG LLC Member:

To the addresses set forth on the books and records of ICG LLC.

If to ICGI Holdings:

ICGI Holdings, LLC

2000 Avenue of the Stars

9th Floor, South Tower

Los Angeles, California 90067

Attention: Jason Reese

Fax: (310) 777-3029

SECTION 4.4. Amendment, Modification or Waiver. This Agreement may be amended, modified, waived or supplemented, in whole or in part, as to any ICG LLC Member party hereto by a written agreement signed by each consenting ICG LLC Member and ICGI Holdings; provided that any such amendment shall also require the written consent of ICGI. No failure or delay on the part of any Party in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. The waiver by such Parties of any breach of this Agreement shall not be construed as a waiver of any subsequent breach.

SECTION 4.5. Successors and Assigns; Third Party Beneficiaries.

(a) This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns, but neither this Agreement nor any of the rights, interests and obligations hereunder shall be assigned or otherwise transferred, in whole or in part, by any Party without the prior written consent of each of the Parties.

(b) ICGI shall be a third-party beneficiary of this Agreement, and shall have the right to enforce all legal and equitable remedies as set forth herein.

SECTION 4.6. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SECTION 4.7. Specific Performance. The Parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they may be entitled by law or equity.

SECTION 4.8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (other than the laws regarding choice of laws and conflicts of laws that would apply the substantive laws of any other jurisdiction) as to all matters, including matters of validity, construction, effect, performance and remedies.

SECTION 4.9. Submission to Jurisdiction; Waivers. With respect to any Proceeding, each Party irrevocably (i) consents and submits to the exclusive jurisdiction of the courts of the State of Delaware and any court of the U.S. located in the State of Delaware; (ii) waives any objection which such party may have at any time to the laying of venue of any Proceeding brought in any such court, waives any claim that such Proceeding has been brought in an inconvenient forum and further waives the right to object, with respect to such Proceeding, that such court does not have jurisdiction over such Party; (iii) consents to the service of process at the address set forth for notices in Section 6.3 herein; provided, however, that such manner of service of process shall not preclude the service of process in any other manner permitted under applicable law; and (iv) waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any Proceeding.

SECTION 4.10. Interpretation. The Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement.

SECTION 4.11. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any applicable rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first above written.

ICGI HOLDINGS, LLC

By:
Name: Jason Reese
Title: Member of Executive Committee

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first above written.

ICG LLC Membership Units Contributed in the Initial Contribution:

ICGI Holdings Units Issued upon Effectiveness of the Initial Contribution:

[Name of Member]

[Name]

SPOUSAL CONSENT1

The undersigned represents that the undersigned is the spouse of

        [Name of Member]

name of spouse

and that the undersigned is familiar with the terms of this Agreement, pursuant to which [Name of Member] is contributing all of [his][her] membership interests of Imperial Capital Group, LLC to ICGI Holdings, LLC in exchange for ICGI Holdings, LLC membership interests as further described in Article III of this Agreement. The undersigned hereby consents to the transactions contemplated by this Agreement, approves the provisions of this Agreement and agrees that the undersigned’s community property interest, if any, in the ICG LLC Membership Units transferred pursuant to this Agreement is subject to the provisions of this Agreement. The undersigned further agrees that the undersigned will take no action to hinder operation of this Agreement on the undersigned’s community property interest in any of such ICG LLC membership interests.

                                    , 2010

Name

(1)	The Spousal Consent is to be executed only if the member is married and a California resident.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first above written.

ICG LLC Membership Units Contributed in the Initial Contribution:

ICGI Holdings Units Issued upon Effectiveness of the Initial Contribution:

ICG LLC Membership Units Excluded from Initial Contribution:

Secondary Contribution

ICG LP Units Contributed in the Secondary Contribution:

ICGI Holdings Units Issued upon Effectiveness of the Secondary Contribution:

IMPERIAL CAPITAL GROUP HOLDINGS, LLC

By:
Name:
Title: